HEALTHSOUTH Corporation

                        INCENTIVE STOCK OPTION AGREEMENT
                    (Pursuant to the 1995 Stock Option Plan)

         OPTION granted in Birmingham, Alabama on ___________________, 199___ (the "Date of Grant") by HEALTHSOUTH Corporation, a Delaware corporation (the "Corporation"), to ________________ (the "Grantee").

         I. GRANT OF OPTION. The Corporation hereby grants to the Grantee the irrevocable Option to purchase, on the terms and subject to the conditions herein set forth, up to ______________ fully paid and nonassessable shares of the Corporation's Common Stock, par value $.01 per share, at the option price of $_________ per share, being not less than 100% of the fair market value of such Common Stock on the Date of Grant.

         The Option is granted pursuant to the Corporation's 1995 Stock Option Plan (the "Plan"), a copy of which is attached hereto. The Option is subject in its entirety to all the applicable provisions of the Plan as in effect on the Date of Grant, which are hereby incorporated herein by reference.

         II. PERIOD OF OPTION. Except as otherwise provided in the Plan, the Option is cumulatively exercisable in installments in accordance with the following schedule:

                                                Percent of Shares
                                                Subject to Option
                 Year Beginning                   Purchasable
                 --------------                   -----------

                     1996                              None
                     1997                               25%
                     1998                               50%
                     1999                               75%
                     2000                              100%

The Option may be exercised from time to time during the option period as to the total number of shares allowable under this Section 2, or any lesser amount thereof. The Option is not exercisable before __________________, 199___ or after __________________, 200___.

         III. METHOD OF EXERCISE OF OPTION. The Option may be exercised in whole or in part by the Grantee's giving written notice, specifying the number of shares which the Grantee elects to purchase and the date on which such purchase is to be made, to the Corporation by mail, postage prepaid, or delivering such notice by hand to the Corporation at its principal office in Birmingham, Alabama, to the attention of the Chairman of the Board and Chief Executive Officer, at least ten and not more than thirty days prior to the date specified in such notice as the date on which such purchase is to be made.

         If such exercise shall be in accordance with the provisions of the Option, as specified in this Stock Option Agreement, the Corporation shall, on the date specified in the notice and against receipt from the Grantee of the option price, deliver, at its principal office in Birmingham, Alabama, a certificate or

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certificates for the shares of Common Stock so purchased and shall pay all stamp taxes payable in connection therewith. For purposes of this Section 3, a person to whom the Option is transferred by will or pursuant to the laws of descent and distribution, as contemplated by the Plan, shall be deemed to be the Grantee.

         IV. INCENTIVE STOCK OPTION. The Option is designated an "incentive stock option" and is intended to qualify as such under Section 422(b) of the Internal Revenue Code of 1986 (the "Code"). If the shares of stock subject to this Option are disposed of before the expiration of two years from the Date of Grant and one year from the date of exercise, the Option will cease to qualify as an "incentive stock option" under Section 422(b) of the Code. In that event, under current law, the Grantee will recognize ordinary taxable income on the date of exercise in the amount of the difference between the market value of the stock on that date and the option price. If the Grantee meets the Section 422(b) holding period requirements set forth above, under current law the Grantee will recognize a capital gain or loss upon disposition of the stock, but will not recognize taxable income on the date of exercise.

         V. TRANSFERABILITY. The Option is not transferable otherwise than by will or pursuant to the laws of descent and distribution, and is exercisable during the Grantee's lifetime only by the Grantee.

         VI. BINDING AGREEMENT. This Stock Option Agreement shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation, and, to the extent herein provided, shall be binding upon and inure to the benefit of the Grantee's beneficiary or legal representatives, as the case may be.

         VII. ENTIRE AGREEMENT. This Stock Option Agreement contains the entire agreement of the parties with respect to the Option granted hereby and may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.

         If the foregoing is in accordance with your understanding and approved by you, please so confirm by signing and returning the duplicate of this Stock Option Agreement enclosed for that purpose.

                                                HEALTHSOUTH Corporation


                                       By       /s/Richard M. Scrushy
                                         -------------------------------------
                                                   Richard M. Scrushy
                                                  Chairman of the Board
                                                and Chief Executive Officer

         The foregoing is in accordance with my understanding and is hereby confirmed and agreed to as of the Date of Grant.



                                         -------------------------------------
                                                    _________________, Grantee







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